As filed with the Securities and Exchange Commission
on December 28, 1999

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PARAMETRIC TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

128 Technology Drive, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

1997 NONSTATUTORY STOCK OPTION PLAN

(Full title of Plan)

Edwin J. Gillis
Executive Vice President, Chief Financial Officer and Treasurer
Parametric Technology Corporation
128 Technology Drive
Waltham, Massachusetts 02453

(Name and address of agent for service)

(781) 398-5000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	6,300,000 shares [1]	$ 27.25 [2]	$171,675,000 [2]	$ 45,323

(1) This Registration Statement registers shares to be offered by Registrant pursuant to its 1997 Nonstatutory Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on December 27, 1999.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

       Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 of Parametric Technology Corporation filed with the Securities and Exchange Commission (the "Commission ") on June 4, 1997 (Commission File No. 333-28495) (the "Original Registration Statement"), relating to the registration of 5,000,000 shares of our Common Stock, $.01 par value per share (the "Common Stock "), authorized for issuance under our 1997 Nonstatutory Stock Option Plan (the "1997 Plan"), is incorporated by reference in its entirety herein. We have filed these additional Registration Statements on Form S-8 with the Commission relating to the registration of additional shares of Common Stock for issuance under the 1997 Plan since the filing of the Original Registration Statement: on October 24, 1997 we registered 1,200,000 shares (Commission File No. 333-38629); on June 8, 1998 we registered 12,000,000 shares (Commission File No. 333-56287); and February 22, 1999 we registered 13,000,000 shares (Commission File No. 333-72783). This Registration Statement provides for the registration of an additional 6,300,000 shares of Common Stock authorized for issuance under the 1997 Plan. All Common Stock share numbers in this Form S-8 have been adjusted to reflect the one-for-one stock dividend on all issued and outstanding shares of Common Stock (excluding shares held in our treasury) declared by our Board of Directors on February 12, 1998 and effective on March 6, 1998.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 17th day of December, 1999.

PARAMETRIC TECHNOLOGY CORPORATION

By:	/s/ Steven C. Walske
Steven C. Walske Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

      We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Edwin J. Gillis, David R. Friedman, Esq., and Mathew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      WITNESS our hands and common seal on the date set forth below.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
(i)	Principal Executive Officer:

	/s/ Steven C. Walske Steven C. Walske	Chief Executive Officer and Chairman of the Board	December 17, 1999

(ii)	Principal Financial and Accounting Officer:

	/s/ Edwin J. Gillis Edwin J. Gillis	Executive Vice President, Chief Financial Officer and Treasurer	December 17, 1999

	Signature	Title	Date
(iii)	Board of Directors:

	/s/ Steven C. Walske Steven C. Walske	Director	December 17, 1999

	/s/ C. Richard Harrison C. Richard Harrison	Director	December 17, 1999

	/s/ Robert N. Goldman Robert N. Goldman	Director	December 16, 1999

	/s/ Donald K. Grierson Donald K. Crierson	Director	December 17, 1999

	/s/ Noel G. Posternak Noel G. Posternak	Director	December 17, 1999

	/s/ Michael E. Porter Michael E. Porter	Director	December 17, 1999

	/s/ Oscar B. Marx, III Oscar B. Marx, III	Director	December 17, 1999

EXHIBIT INDEX

Exhibit Number	Description

4.1(a)	Restated Articles of Organization of Parametric Technology Corporation adopted February 4, 1993 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 and incorporated herein by reference).

4.1(b)	Articles of Amendment to Restated Articles of Organization adopted February 9, 1996 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-01297) and incorporated herein by reference).

4.1(c)	Articles of Amendment to Restated Articles of Organization adopted February 13, 1997 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-22169) and incorporated herein by reference).

4.2	By-Laws of the Registrant, as amended and restated (filed as Exhibit 3.2 to our Annual Report on Form 10-K, filed on December 28, 1999 and incorporated herein by reference).

5.1	Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder; filed herewith.

23.1	Consent of Palmer & Dodge LLP (included in Exhibit 5.1); filed herewith.

23.2	Consent of PricewaterhouseCoopers LLP; filed herewith.

24.1	Power of Attorney (contained on the signature page hereto).